UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2010 (February 12, 2010)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2010, the Board of Directors of LoJack Corporation (the “Company”) accepted the retirement of Richard T. Riley from his current position as Executive Chairman, effective as of May 20, 2010.  The Board voted to promote Ronald V. Waters, III, to Chairman and Chief Executive Officer, also effective as of May 20, 2010.  Mr. Waters, 58, has served as the Company’s President and Chief Executive Officer since January 2009 and prior to that served as the Company’s President and Chief Operating Officer upon joining the Company in February 2007.  Prior to joining the Company, Mr. Waters served as Chief Operating Officer for the Wm. Wrigley Jr. Company from December 2003 through May 2006.  Richard T. Riley, will continue to serve as a director of the Company following his May 2010 retirement as Executive Chairman. The Company’s Nominating and Corporate Governance Committee has recommended to the Board of Directors, and the Board has nominated, both Mr. Riley and Mr. Waters for reelection at the Company’s May 2010 annual meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of LoJack Corporation dated February 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Timothy P. O'Connor
Timothy P. O'Connor, Senior Vice President and Chief Financial Officer

Date: February 16, 2010